BRADLEY PHARMACEUTICALS, INC.
                      CONDENSED CONSOLIDATED
                     STATEMENTS OF CASH FLOWS
                           (UNAUDITED)

                                                 Nine Months Ended
                                                   September 30,
                                              ------------------------
                                                2001            2000
                                              ------------------------

Supplemental disclosures of cash flow
  information:

    Cash paid during the period for:

Interest                                   $    94,000     $   167,000
                                             ==========     ==========

Income taxes                               $   440,000     $   294,000
                                             ==========     ==========




Supplemental disclosures of non-cash
  investing and financing activities:


Acquisition of fixed assets under
  capital leases and financing agreements  $   453,000    $      -
                                            ===========    ==========


          See Notes to Condensed Consolidated Financial Statements



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